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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K
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                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) June 29, 2001


                       CATAWBA VALLEY BANCHSHARES, INC.
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            (Exact name of Registrant as specified in its charter)



       North Carolina                   0-26551                   56-2137427
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(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                       Identification No)


          1039 Second Street, NE, Hickory, North Carolina  28601-3843
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (828) 431-2300


                                Not Applicable
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                (Former address of principal executive offices)
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Item 5 Other Events and Regulation FD Disclosure.
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On June 29, 2001, the Registrant and First Gaston Bank of North Carolina,
Gastonia, North Carolina ("First Gaston") signed an Agreement and Plan of Share Exchange (the "Agreement") whereby shareholders of First Gaston will exchange their shares of common stock for the Registrant's common stock on a basis of
0.8934 shares of the Registrant for each share of First Gaston. At the conclusion of the combination, First Gaston will become the wholly-owned subsidiary of the Registrant. Registrant currently is the bank holding company for Catawba Valley Bank. Under the Agreement, First Gaston has agreed to cause a special meeting of shareholders to be called to vote on the Agreement and the share exchange contemplated therein. The Registrant will also hold a special meeting of shareholders to vote on the share exchange, the renaming of the Registrant to "United Community Banks, Inc.", and reducing the minimum number of directors under its bylaws from nine (9) to eight (8). The transaction is subject to approval of the Federal Reserve Board. Registrant anticipates closing the transaction on December 31, 2001.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CATAWBA VALLEY BANCSHARES, INC.



                                   By: /s/ R. Steve Aaron
                                       ------------------
                                       R. Steve Aaron
                                       President and CEO



Dated:    July 2, 2001

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                                 EXHIBIT INDEX
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 Exhibit Number               Description of Exhibit
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       2             Agreement and Plan of Share Exchange dated June 29, 2001


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